UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2022

CONSTELLATION BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (585) 678-7100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	STZ	New York Stock Exchange
Class B Common Stock	STZ.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On November 10, 2022, Constellation Brands, Inc. (“Constellation” or the “Company”) completed its previously announced reclassification (the “Reclassification”) of the Company’s common stock to eliminate its Class B Common Stock, par value $0.01 per share (“Class B Common Stock”), effective at the time that the Company’s Amended and Restated Certificate of Incorporation (the “Amended and Restated Charter”) was duly filed with the Secretary of State of the State of Delaware on such date (the “Effective Time”), as contemplated by that certain Reclassification Agreement, dated as of June 30, 2022 (the “Reclassification Agreement”), by and among the Company, Richard Sands, Robert Sands, other members of the Sands family and certain of their related entities (the “Sands Family Stockholders”). Pursuant to the Reclassification, each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time was reclassified, exchanged and converted into one share of Class A Common Stock, par value $0.01 per share, of the Company (“Class A Common Stock”) and the right to receive $64.64 in cash, without interest.

The sources of the funds for the approximately $1.5 billion cash payment to the holders of Class B Common Stock in the Reclassification consisted of (i) $1.0 billion in term loans under the Credit Agreement (as defined below); and (ii) approximately $500.0 million in proceeds of borrowings under the Company’s commercial paper program.

The issuance of Class A Common Stock in connection with the Reclassification was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s registration statement on Form S-4 (File No. 333-266434), filed with the Securities and Exchange Commission (the “SEC”) and declared effective on September 21, 2022 (the “Form S-4”).

Item 1.01	Entry into a Material Definitive Agreement.

At the Effective Time, the Company and the Sands Family Stockholders entered into a Registration Rights Agreement, dated as of November 10, 2022 (the “Registration Rights Agreement”).

Pursuant to the Registration Rights Agreement, the Sands Family Stockholders will be provided certain rights relating to the registration of their common stock, including (1) a requirement that the Company use its reasonable best efforts to file with the SEC and have declared effective, as promptly as practicable following the execution of the Registration Rights Agreement, a “shelf” registration statement providing for the registration of the Sands Family Stockholders’ shares of common stock and (2) specified demand and piggyback registration rights.

The foregoing description of the Registration Rights Agreement is a summary, does not purport to be complete, and is qualified in its entirety by reference to the text of the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

On November 10, 2022, the Company borrowed $1.0 billion under the delayed draw term loan credit agreement (the “Credit Agreement”) dated as of August 9, 2022, by and among the Company, Bank of America, N.A., as administrative agent, and the lenders party thereto. The material terms of the Credit Agreement are described in Item 1.01 of Constellation’s Current Report on Form 8-K dated August 9, 2022, which description is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the completion of the Reclassification, on November 10, 2022, the Company requested that the New York Stock Exchange (the “NYSE”) suspend trading of the Class B Common Stock, remove the Class B Common Stock from listing on the NYSE, and file with the SEC a notification of removal from listing on Form 25 with respect to the delisting of the Class B Common Stock and the deregistration of the Class B Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a certification on Form 15 requesting deregistration of the Class B Common Stock and suspending the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act in respect of the Class B Common Stock. The Class B Common Stock, which trades under the ticker symbol “STZ.B”, will cease to be traded on the NYSE as of the close of trading on November 10, 2022. The Class A Common Stock will continue to trade on the NYSE under the ticker symbol “STZ” and will continue to be registered under Section 12(b) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Pursuant to the Reclassification Agreement, as of the Effective Time, (i) Mr. Robert Sands retired from his position as Executive Chairman of the Board and (ii) the board of directors of the Company (the “Board”) appointed him as Non-Executive Chairman of the Board. Also as of the Effective Time, Mr. Richard Sands retired from his position as Executive Vice Chairman of the Board, and he will continue to serve as a non-executive member of the Board.

In connection with such retirements, each of Messrs. Robert and Richard Sands will be entitled to receive the payments, benefits and other rights due upon a “retirement,” as set forth in Section 6 of their respective employment agreements with the Company, each dated as of May 21, 2008. These payments and benefits are described further in the Form S-4, are pre-existing obligations under their existing employment agreements and not newly negotiated or awarded benefits, and generally consist of, in the case of Messrs. Robert and Richard Sands:

•	a lump sum cash payment equal to three times their base salary and three times the average annual bonus paid to each such person over the prior three fiscal years;

•	payments equal to the total monthly cost of each such person’s medical and dental coverage in effect at the time of termination extending for 36 months;

•	outplacement services for a period of up to 18 months; and

•

continued personal use of the Company’s corporate aircraft, when not needed for business purposes, free of charge (except for personal income taxes triggered by such usage which shall be the responsibility of that person), at comparable levels to that provided over the three-year period prior to termination and continued participation in the Company’s annual product allowance program, in each case, for a period of three years following termination.

Further, upon retirement, each of Messrs. Robert and Richard Sands became eligible for continued vesting of stock option awards (provided they have remained employed through the first day of November of the year of grant) and a pro-rata bonus under the Company’s annual management incentive plan.

Each of Messrs. Robert and Richard Sands is currently eligible for retirement under the terms of his respective employment agreement with the Company and any other applicable plans of the Company, and accordingly would generally be entitled to these payments, benefits and other rights upon his resignation from employment, without regard to the consummation of the Reclassification.

As Non-Executive Chairman of the Board, Mr. Robert Sands will receive the compensation paid to non-management directors for service on the Board and its committees. However, as his service commenced outside the annual meeting timeframe, the amount of his annual cash Board retainer, his annual cash Board Chair retainer, and the number of shares subject to his annual stock option grants and restricted stock unit awards, will be prorated from the date his service commences to the scheduled date of the Company’s next annual meeting of stockholders at which directors are elected. Mr. Richard Sands will receive a pro-rated amount of the annual cash Board retainer, and the number of shares subject to his annual stock option grants and restricted stock unit awards will be prorated from the date his service commences to the scheduled date of the Company’s next annual meeting of stockholders at which directors are elected. A description of the non-management director compensation program, as of November 10, 2022, is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

On November 10, 2022, the Company filed the Amended and Restated Charter with the Secretary of the State of the State of Delaware, giving effect to the Reclassification, effective as of the Effective Time.

At the Effective Time, the Board also amended and restated the Company’s By-Laws (the “Amended and Restated By-Laws”) to implement certain conforming changes in connection with the Amended and Restated Charter and certain other changes to update the Amended and Restated By-Laws in accordance with best corporate practices. The amendments, among other things:

•	adopt a majority voting standard for uncontested director elections, with a plurality voting carveout for contested director elections;

•	include a requirement that stockholders nominating directors to the Board certify their compliance with the SEC’s universal proxy rules;

•

specify that special meetings of the Board may be called by a majority of the whole Board, as well as by the Chair of the Board, the Company’s chief executive officer and certain officers of the Company;

•

include revisions to the advance notice requirements for stockholders making director nominations, including (i) establishing clear eligibility requirements for requesting the Company’s director and officer questionnaire and other nomination materials and providing that the Company has five business days to respond to such requests and (ii) enhancing the Company’s ability to request supplemental information from Board nominees after the nomination deadline;

•	clarify that a meeting of the Company’s stockholders may be held in a hybrid format as opposed to solely in-person or remotely;

•

provide for the chair of a meeting of the Company’s stockholders to prescribe restrictions on the use of cellular phones, audio or video recording devices and similar devices at a meeting of the Company’s stockholders;

•	eliminate references to the Chair of the Board position as an officer of the Company and specify that the Chair of the Board has the customary duties and authority of a Chair of the Board;

•

include conforming changes in response to certain amendments to the General Corporation Law of the State of Delaware that took effect on August 1, 2022, including (i) updating the methods for giving notice of adjourned stockholder meetings to address the adjournment of virtual meetings and (ii) eliminating the requirement that a stocklist be made available during meetings of the Company’s stockholders; and

•	eliminate gender-specific references throughout the Amended and Restated By-Laws, as well as references to the Vice Chairman of the Board position.

The foregoing descriptions of the Amended and Restated Charter and the Amended and Restated By-Laws are summaries, do not purport to be complete, and are qualified in their entirety by reference to the text of the Amended and Restated Charter and the Amended and Restated By-Laws, respectively, copies of which are filed herewith as Exhibits 3.1 and 3.2 and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders of the Company was held virtually on November 9, 2022 (the “Special Meeting”) at which the Company’s stockholders voted on the proposal set forth below relating to the Reclassification, as further described in detail in the definitive proxy statement/prospectus of the Company filed with the SEC on September 21, 2022, which was first mailed to the Company’s stockholders on or about September 27, 2022 (the “Proxy Statement”).

As of September 20, 2022, the record date for the Special Meeting (the “Record Date”), there were 161,224,102 shares of Class A Common Stock and 23,205,885 shares of Class B Common Stock outstanding and entitled to vote at the Special Meeting.

Proposal 1 described below (the “Reclassification Proposal”) required that not less than 50.3% of the issued and outstanding shares of Class A Common Stock held by the Unaffiliated Class A Holders (as defined in the Proxy Statement) vote “FOR” such proposal. The Reclassification Proposal was also required to be approved and adopted by the affirmative vote of the holders of (a) a majority of the voting power of the issued and outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon, voting together as a single class and (b) a majority of the issued and outstanding shares of Class B Common Stock.

When holders of Class A Common Stock and holders of Class B Common Stock vote together as a single class, each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock registered in such holder’s name and each holder of Class B Common Stock is entitled to ten votes for each share of Class B Common Stock registered in such holder’s name. When holders of Class A Common Stock and holders of Class B Common Stock vote as separate classes, holders of Class A Common Stock and Class B Common Stock are each entitled to one vote per share.

At the Special Meeting there were present virtually or represented by proxy, stockholders holding 133,739,445 shares of Class A Common Stock and 23,052,143 shares of Class B Common Stock, representing (i) approximately 92.6% of the votes entitled to be cast at the Special Meeting by the holders of all outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote, (ii) approximately 99.3% of the issued and outstanding shares of Class B Common Stock and (iii) approximately 82.9% of the issued and outstanding shares of Class A Common Stock.

Proposal 1 - Reclassification Proposal

A proposal to approve and adopt the Amended and Restated Charter, which would effectuate the Reclassification, was approved as set forth below.

The Unaffiliated Class A Holders approved the proposal to adopt the Amended and Restated Charter, based on the following numbers of votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
115,277,091	11,006,108	129,476	0

The holders of issued and outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon, voting as a single class, approved the proposal to adopt the Amended and Restated Charter, based on the following numbers of votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
353,025,231	11,066,968	168,676	0

The holders of issued and outstanding shares of Class B Common Stock, with holders of Class B Common Stock having one (1) vote per share, approved the proposal to adopt the Amended and Restated Charter, based on the following numbers of votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,042,137	6,086	3,920	0

Proposal 2 - Adjournment Proposal

In light of the approval of Proposal 1, Proposal 2 described in the Proxy Statement (relating to the adjournment of the Special Meeting if necessary or appropriate) was rendered moot and was not presented at the Special Meeting.

Item 7.01	Regulation FD Disclosure.

On November 9, 2022, the Company issued a news release announcing the results of the stockholder vote on the Reclassification Proposal at the Special Meeting. A copy of the news release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

On November 10, 2022, the Company issued a news release announcing the matters discussed in this Current Report on Form 8-K. A copy of the news release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

References to the Company’s website and/or other social media sites or platforms in the news releases do not incorporate by reference the information on such websites, social media sites, or platforms into this Current Report on Form 8-K, and Constellation disclaims any such incorporation by reference. The information in the news releases attached as Exhibit 99.1 and Exhibit 99.2 are incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. This information is “furnished” and not “filed” for purposes of Section 18 of the Exchange Act and is not otherwise subject to the liabilities of that section. Such information may be incorporated by reference in another filing under the Exchange Act or the Securities Act only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

Item 8.01	Other Events.

The information contained in Exhibit 99.3, which is incorporated by reference herein, is hereby provided to replace and supersede the description of the Company’s capital stock included in the Company’s Form 8-A filed with the SEC on October 4, 1999, as subsequently updated by the description of the Company’s capital stock set forth in Exhibit 4.34 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2022, filed with the SEC on April 21, 2022, for purposes of SEC forms that require or allow a description of the Company’s capital stock to be incorporated by reference from a registration statement or report filed under the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

For the exhibits that are filed or furnished herewith, see the Index to Exhibits immediately following.

INDEX TO EXHIBITS

Exhibit No.	Description

(3)	ARTICLES OF INCORPORATION AND BYLAWS

(3.1)	Amended and Restated Certificate of Incorporation of Constellation Brands, Inc.

(3.2)	Amended and Restated By-Laws of Constellation Brands, Inc.

(10)	MATERIAL CONTRACTS

(10.1)	Registration Rights Agreement, dated as of November 10, 2022, by and among Constellation Brands, Inc. and the stockholders party thereto.

(10.2)	Description of Compensation Arrangements, as of November 10, 2022, for Non-Management Directors.*

(99)	ADDITIONAL EXHIBITS

(99.1)	News Release of Constellation Brands, Inc. dated November 9, 2022.

(99.2)	News Release of Constellation Brands, Inc. dated November 10, 2022.

(99.3)	Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Exchange Act.

(104)	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Designates management contract or compensatory plan or arrangement.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements. The word “expect,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements may relate to future plans and objectives of management, as well as information concerning expected actions of third parties. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements.

The forward-looking statements are based on management’s current expectations and should not be construed in any manner as a guarantee that such results will in fact occur. All forward-looking statements speak only as of the date of this Current Report on Form 8-K and Constellation does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION BRANDS, INC.

By:	/s/ Garth Hankinson
Garth Hankinson
Executive Vice President and Chief Financial Officer

Date: November 10, 2022